Exhibit 99.1
Calumet Specialty Products Partners, L.P. Reports First Quarter 2021 Results
•    Net loss of $146.1 million, or $(1.82) per unit for the first quarter 2021
•    Specialty Products & Solutions – Winter Storm Uri and a planned turnaround at Shreveport resulted in lower volumes and increased one-time operating costs
•    Montana / Renewables – expecting a mid-2022 startup, third party equity partner discussions ongoing
•    Performance Brands – continued growth across all brands drives solid financial performance

INDIANAPOLIS — (PR NEWSWIRE) — May 7, 2021 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), today reported results for the first quarter ended March 31, 2021, as follows:

	Three Months Ended March 31,
	2021	2020
	(Dollars in millions, except per unit data)
Net loss	$(146.1)	$(14.4)
Net loss per unit	$(1.82)	$(0.18)
Adjusted EBITDA	$(5.4)	$91.8
“Our first quarter results reflect lower plant production volumes due to severe winter storms in the Gulf Coast region as well as scheduled maintenance at Shreveport. Our full plant turnaround was on track for successful completion as Uri visited North West Louisiana, presenting the challenge of a hard freeze on an entirely idled plant. Our team worked tirelessly to repair the damage and bring the plant back up safely. Demand for our products remains extremely robust and our margin performance reflected that,” said CEO Steve Mawer. “We also completed the change in our business segment reporting in order to improve transparency and provide insight into the value drivers of our business.”

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2021	2020	2021	2020	2021	2020
	(Dollars in millions, except per barrel data)
Gross profit (loss)	$(38.3)	$(5.9)	$23.5	$15.3	$(27.2)	$14.1
Adjusted gross profit (loss)	$4.5	$69.7	$24.2	$15.9	$(0.4)	$37.1
Adjusted EBITDA	$(2.2)	$69.0	$16.0	$10.6	$(2.0)	$32.2
Adjusted gross profit (loss) per barrel	$1.19	$12.10	$171.63	$124.22	$(0.17)	$14.85

Specialty Products & Solutions (SPS): The SPS segment reported a loss in Adjusted EBITDA of $2.2 million, compared to Adjusted EBITDA of $69.0 million for the same quarter a year ago. A planned full plant turnaround combined with extended downtime as a result of Winter Storm Uri resulted in quarterly segment production 47.0% less than Q1 2020 while carrying extra maintenance and repair costs.

Performance Brands (PB): The PB segment reported Adjusted EBITDA of $16.0 million, compared to Adjusted EBITDA of $10.6 million for the same quarter a year ago. “Our strategic drive has seen us experience strong demand across our portfolio of brands; a trend we expect to continue this year and going forward,” said Mawer.

Montana / Renewables (MR): The MR segment reported a loss of $2.0 million of Adjusted EBITDA, compared to Adjusted EBITDA of $32.2 million for the first quarter of 2020. The year-over-year reduction in earnings is primarily a result of tighter differentials for Canadian crude. Execution of our Energy Transition Project within MR is on pace to start producing renewable fuels in mid-2022.

Corporate: Total corporate costs are represented as a loss of $17.2 million of Adjusted EBITDA, compared to a loss of $20.0 million of Adjusted EBITDA in the first quarter of 2020.

Operations Summary
The following table sets forth information about the Partnership’s continuing operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended March 31,
	2021	2020
	(In bpd)
Total sales volume (1)	71,097	92,143
Total feedstock runs (2)	60,985	91,302
Facility production: (3)
Specialty Products and Solutions:
Lubricating oils	7,400	10,240
Solvents	6,388	6,807
Waxes	882	1,271
Fuels, asphalt and other by-products	16,690	40,894
Total Specialty Products and Solutions	31,360	59,212
Montana/Renewables:
Gasoline	5,817	5,567
Diesel	10,060	9,867
Jet fuel	869	985
Asphalt, heavy fuel oils and other	10,628	10,862
Total Montana/Renewables	27,374	27,281

Performance Brands	1,547	1,405

Total facility production (3)	60,281	87,898

(1)Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased blendstocks.
(2)Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
(3)The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.
Webcast Information
A conference call is scheduled for 9:00 a.m. ET on May 7, 2021 to discuss the financial and operational results for the first quarter of 2021. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.com. Interested parties may also participate in the call by dialing (866) 584-9671 and entering the conference ID 2836378. A replay of the conference call will be available a few hours after the event on the investor relations section of the Partnership's website, under the events and presentations section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products to customers in various consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release, may constitute “forward-looking statements.” The words “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the effect, impact, potential duration or other implications of the ongoing novel coronavirus ("COVID-19") pandemic and global crude oil production levels on our business and operations, (ii) the demand for refined petroleum products in markets we serve, (iii) our expectation regarding our business outlook and cash flows, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives, and (v) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the overall demand for specialty hydrocarbon products, fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty, branded and fuel products that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.
We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.

During the first quarter of 2021, we changed how we calculate Adjusted EBITDA and segment Adjusted gross profit (loss), which are used by management for evaluating performance, allocating resources and managing our business. The revised calculations for each of Adjusted EBITDA and segment Adjusted gross profit (loss) now exclude RINs mark-to-market adjustments, which were previously included. Additionally, the calculation for segment Adjusted gross profit (loss) now excludes depreciation and amortization expenses. These revised calculations better reflect the performance of our business segments including cash flows. Adjusted EBITDA and segment Adjusted gross profit (loss) have been revised for all periods presented to consistently reflect these changes.
We use the following financial performance measures:
EBITDA: We define EBITDA for any period as net income (loss) plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss); (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss); (e) debt refinancing fees, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss); (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; and (k) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.
Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), gain (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin for any period as Adjusted EBITDA divided by sales.
Specialty Products and Solutions segment Adjusted gross profit (loss): We define Specialty Products and Solutions segment Adjusted gross profit (loss) for any period as Specialty Products and Solutions segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Performance Brands segment Adjusted gross profit (loss): We define Performance Brands segment Adjusted gross profit (loss) for any period as Performance Brands segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Montana/Renewables Adjusted gross profit (loss): We define Montana/Renewables segment Adjusted gross profit (loss) for any period as Montana/Renewables segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Further, management and various investors use the ratio of Net debt (defined as total debt less cash) to last twelve months Adjusted EBITDA, or “net debt leverage,” as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. The metric “total debt less cash” includes borrowed long-term debt, borrowings on revolving credit facility, outstanding debt for asset financing arrangements, finance lease obligations, and other debt obligations, less cash.
The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 7.625% senior notes due January 15, 2022, that were issued in November 2013 (the “2022 Notes”), our 7.75% senior notes due April 15, 2023, that were issued in March 2015 (the “2023 Notes”), our 9.25% senior secured first lien notes due July 15, 2024, that were issued in August 2020 (the “2024 Secured Notes”), and our 11.00% senior notes due April 15, 2025, that were issued in October 2019 (the “2025 Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2022 Notes, 2023 Notes, 2024 Secured Notes, and 2025 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
•the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, and depreciation and amortization.
We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to pay interest to our noteholders. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss), Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to Net income (loss), our most directly comparable GAAP financial performance measure; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended March 31,
	2021	2020
		(as adjusted)
Sales	$600.3	$692.6
Cost of sales	642.3	669.1
Gross profit (loss)	(42.0)	23.5
Operating costs and expenses:
Selling	13.1	13.3
General and administrative	36.7	20.2
Other operating expense	14.9	14.0
Operating loss	(106.7)	(24.0)
Other income (expense):
Interest expense	(34.2)	(29.3)
Gain (loss) on derivative instruments	(5.2)	38.5
Other	0.2	0.9
Total other income (expense)	(39.2)	10.1
Net loss before income taxes	(145.9)	(13.9)
Income tax expense	0.2	0.5
Net loss	$(146.1)	$(14.4)
Allocation of net loss:
Net loss	$(146.1)	$(14.4)
Less:
General partner’s interest in net loss	(2.9)	(0.3)
Net loss attributable to limited partners	$(143.2)	$(14.1)
Weighted average limited partner units outstanding:
Basic and diluted	78,593,724	78,399,314
Limited partners’ interest basic and diluted net loss per unit:
Limited partners’ interest	$(1.82)	$(0.18)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$114.2	$109.4
Accounts receivable
Trade, less allowance for credit losses of $1.1 million and $0.8 million, respectively	198.6	152.4
Other	20.7	8.0
	219.3	160.4
Inventories	257.8	254.9
Prepaid expenses and other current assets	11.3	10.2
Total current assets	602.6	534.9
Property, plant and equipment, net	904.9	919.8
Other noncurrent assets, net	360.5	353.6
Total assets	$1,868.0	$1,808.3
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$203.9	$179.3
Accrued interest payable	46.9	31.7
Accrued salaries, wages and benefits	45.9	27.6
Obligations under inventory financing agreements	95.6	98.8
RINs obligation	215.1	129.4
Other current liabilities	67.1	74.8
Current portion of long-term debt	157.2	2.9
Total current liabilities	831.7	544.5
Other long-term liabilities	70.5	73.0
Long-term debt, less current portion	1,239.3	1,319.4
Total liabilities	2,141.5	1,936.9
Commitments and contingencies
Partners’ capital (deficit):
Limited partners’ interest 78,670,564 units and 78,062,346 units issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	(267.4)	(125.3)
General partner’s interest	6.1	9.0
Accumulated other comprehensive loss	(12.2)	(12.3)
Total partners’ capital (deficit)	(273.5)	(128.6)
Total liabilities and partners’ capital (deficit)	$1,868.0	$1,808.3

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net loss	$(146.1)	$(14.4)
Non-cash activities	30.5	71.5
Changes in assets and liabilities	65.3	(77.0)
Net cash used in operating activities	(50.3)	(19.9)
Investing activities
Additions to property, plant and equipment	(6.2)	(14.9)
Other investing activities	—	(2.4)
Net cash used in investing activities	(6.2)	(17.3)
Financing activities
Proceeds from borrowings — revolving credit facility	216.1	472.5
Repayments of borrowings — revolving credit facility	(208.6)	(325.3)
Proceeds from inventory financing	134.4	245.1
Payments on inventory financing	(145.3)	(269.7)
Proceeds from other financing obligations	70.0	—
Other financing activities	(5.3)	(0.8)
Net cash provided by financing activities	61.3	121.8
Net increase in cash and cash equivalents	4.8	84.6
Cash and cash equivalents at beginning of period	109.4	19.1
Cash and cash equivalents at end of period	$114.2	$103.7
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$7.9	$10.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF NET LOSS
TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended March 31,
	2021	2020
Reconciliation of Net loss to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net loss	$(146.1)	$(14.4)
Add:
Interest expense	34.2	29.3
Depreciation and amortization	26.2	26.4
Income tax expense	0.2	0.5
EBITDA	$(85.5)	$41.8
Add:
LCM / LIFO (gain) loss	$(22.7)	$66.5
Unrealized (gain) loss on derivative instruments	6.3	(31.6)
Amortization of turnaround costs	4.7	5.1
Loss on impairment and disposal of assets	0.7	6.0
RINs mark-to-market loss	75.0	8.1
Equity-based compensation and other items	13.6	(2.9)
Other non-recurring (income) expenses	2.5	(1.2)
Adjusted EBITDA	$(5.4)	$91.8
Less:
Replacement and environmental capital expenditures (1)	$5.0	$11.3
Cash interest expense (2)	32.7	27.8
Turnaround costs	7.3	10.0
Income tax expense	0.2	0.5
Distributable Cash Flow	$(50.6)	$42.2

(1)Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.
(2)Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS)
TO SEGMENT ADJUSTED GROSS PROFIT (LOSS)
(In millions, except per barrel data)

	Three Months Ended March 31,
	2021	2020
Reconciliation of Segment Gross Profit (Loss) to Segment Adjusted Gross Profit (Loss):	(Unaudited)
Specialty Products and Solution segment gross loss	$(38.3)	$(5.9)
LCM/LIFO inventory (gain) loss	(17.6)	53.9
RINs mark to market loss	43.7	5.6
Depreciation and amortization	16.7	16.1
Specialty Products and Solutions segment Adjusted gross profit	$4.5	$69.7

Performance Brands segment gross profit	$23.5	$15.3
LCM/LIFO inventory (gain) loss	—	(0.1)
RINs mark to market loss	—	—
Depreciation and amortization	0.7	0.7
Performance Brands segment Adjusted gross profit	$24.2	$15.9

Montana/Renewables segment gross profit (loss)	$(27.2)	$14.1
LCM/LIFO inventory (gain) loss	(5.1)	12.7
RINs mark to market loss	23.3	1.0
Depreciation and amortization	8.6	9.3
Montana/Renewables segment Adjusted gross profit (loss)	$(0.4)	$37.1

Reported Specialty Products and Solutions segment gross loss per barrel	$(10.21)	$(1.02)
LCM/LIFO inventory (gain) loss per barrel	(4.69)	$9.36
RINs mark to market loss per barrel	11.64	$0.97
Depreciation and amortization per barrel	4.45	$2.79
Specialty Products and Solutions segment Adjusted gross profit per barrel	$1.19	$12.10

Reported Performance Brands segment gross profit per barrel	$166.67	$119.53
LCM/LIFO inventory (gain) loss per barrel	—	$(0.78)
RINs mark to market loss per barrel	—	$—
Depreciation and amortization per barrel	4.96	$5.47
Performance Brands segment Adjusted gross profit per barrel	$171.63	$124.22

Reported Montana/Renewables segment gross profit (loss) per barrel	$(10.86)	$5.64
LCM/LIFO inventory (gain) loss per barrel	(2.04)	$5.08
RINs mark to market loss per barrel	9.30	$0.40
Depreciation and amortization per barrel	3.43	$3.73
Montana/Renewables segment Adjusted gross profit (loss) per barrel	$(0.17)	$14.85

Specialty Products and Solutions Adjusted EBITDA	$(2.2)	$69.0
Specialty Products and Solutions sales	380.1	492.8
Specialty Products and Solutions Adjusted EBITDA margin	(0.6)%	14.0%

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF NET DEBT / LTM ADJUSTED EBITDA
(Dollars in millions)

	March 31,
	2021		2020
Reconciliation of Net Debt / LTM Adjusted EBITDA	(Unaudited)
Revolving Credit Facility	$115.5		$147.2
7.625% Senior Notes due 2022	150.0		350.0
7.75% Senior Notes due 2023	325.0		325.0
9.25% Senior Secured First Lien Notes due 2024	200.0		—
11.00% Senior Notes due 2025	550.0		550.0
Shreveport terminal asset financing arrangement	69.5		—
Finance lease obligations	3.6		3.9
Other	1.9		3.4
Total Debt	$1,415.5		$1,379.5

Less Cash	$114.2		$103.7
Net Debt	$1,301.3		$1,275.8

LTM Adjusted EBITDA	$120.1		$297.5

Net Debt / LTM Adjusted EBITDA	10.8	x	4.3	x